Exhibit 99.1

IIoT-OXYS Inc. [ITOX] Executes a Letter of Intent (LOI) with HereLab, Inc. Regarding Proposed Acquisition

Wednesday, October 4, 2017. Cambridge, MA. IIoT-OXYS Inc. (Stock Symbol: ITOX) announced today that it has executed a Letter of Intent (LOI) with HereLab, Inc. regarding terms of a possible acquisition of HereLab (www.herelab.io) by IIOT-OXYS.

HereLab, Inc. is an emerging Industrial Internet company that has gained significant traction and customer engagement in various facets of the Industrial Internet of Things (IIoT).

Giro Dibiase, CEO of IIoT-OXYS Inc., observed “at OXYS we need partners and team members who accelerate development and shorten time to market. HereLab demonstrates this ability to deploy in weeks, not months.”

“HereLab’s focus on Smart Agriculture and Smart Architecture/Infrastructure complements our manufacturing, energy and industrial market focus. We also feel that their rapid proof of concept (POC) methodology is crucial to successful market access, adoption and acceleration.”

“HereLab, Inc. has over thirty integrated sensors and corresponding firmware in their IIoT platform. They have seven PCB reference designs and have developed many edge node and gateway apps. Our team and customers will immediately benefit from HereLab’s industry knowledge, edge experience and rapid development capacity.”

Patrick Phillips, Founder and CEO of HereLab, Inc. noted “We work hard to rapidly deploy IIoT initiatives. We have a demonstrated understanding of edge computing and telemetry in AgTech and Smart Infrastructure. This work complements OXYS with their early adopter customers in the manufacturing and industrial sectors. And, their Edge Intelligence and Edge Computing value proposition is a perfect fit.

“By signing this LOI and exploring how we could join forces, we can work to accelerate the path to market for OXYS customers and to integrate edge domain intelligence into our IIoT/IoT workflow. The combined entity will be very strong — as they say, ‘greater than the sum of its parts.’ ”

Giro DiBiase, CEO of IIoT-OXYS Inc., added that “We are excited to enter into this LOI as it could provide us significant access to new customers and markets. For example, HereLab, Inc. recently announced a collaboration with a $24B revenue firm specializing in electronics distribution and product design. A large part of our interest in HereLab is to leverage these existing relationships with partners customers and clients. Although specific proposed terms of the LOI are not publicly available due to non-disclosure requirements, I can confirm that the LOI discussions, if successful, would lead to a definitive agreement before the end of 2017. We see great merit to this possible acquisition and we hope to have the opportunity to formally welcome Patrick to our senior management team in the very near future.”

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as "expects," "anticipates," "intends," or "believes." Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, our inability to enter into and close a definitive agreement with HereLab, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Giro DiBiase

CEO

IIoT- OXYS, Inc.

info@oxyscorp.com

+1 617 500 5101